EXHIBIT 4.64

URS CORPORATION AES

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AMENDED & RESTATED BY-LAWS
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ARTICLE I
OFFICES

     Section l. The principal office shall be located in San Francisco, California.

     Section 2. The corporation may also have offices at such other places both within and without the State of Connecticut as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II
ANNUAL MEETINGS OF SHAREHOLDERS

     Section l. All meetings of shareholders for the election of directors shall be held in San Francisco, California, at such place as may be fixed from time to time by the board of directors.

     Section 2. Annual meetings of shareholders shall be held on the 2nd of January, if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 a.m., at which time they shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

     Section 3. Written or printed notice of the annual meeting stating the place, day and hour of the meeting shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail or otherwise as set forth in these bylaws, by or at the direction of the president, or the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.

ARTICLE III
SPECIAL MEETINGS OF SHAREHOLDERS

     Section l. Special meetings of shareholders for any purpose other than the election of directors may be held at such time and place within or without the State of Connecticut as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     Section 2. Special meetings of shareholders may be called at any time, for any purpose or purposes, by the board of directors or by such other persons as may be authorized by law.

     Section 3. Written or printed notice of a special meeting stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail or otherwise as set forth in these bylaws, by or at the direction of the president, or the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. The attendance of any person at a meeting without protesting, prior to the commencement of the meeting, the lack of proper notice shall be deemed to be a waiver by him of notice of the meeting.

     Section 4. The business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

ARTICLE IV
QUORUM AND VOTING OF STOCK

     Section l. The holders of a majority of the shares of stock issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by law or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

     Section 2. If a quorum is present, the affirmative vote of a majority of the shares of stock represented at the meeting shall be the act of the shareholders unless the vote of a greater number of shares of stock is required by law or the certificate of incorporation.

     Section 3. Each outstanding share of stock, having voting power, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. A shareholder may vote either in person or by proxy authorized in accordance with law.

     Section 4. Any action which may be taken at a meeting of shareholders may be taken without a meeting as follows: (1) By one or more consents in writing, setting forth the action so taken or to be taken, bearing the date of signature and signed by all of the persons who would be entitled to vote upon such action at a meeting, or by their duly authorized attorneys, or (2) if the certificate of incorporation so provides, by one or more consents in writing, bearing the date of signature and setting forth the action to be taken, signed by persons holding such designated proportion, not less than a majority, of the voting power of shares, or of the shares of any particular class, entitled to vote thereon or to take such action, as may be provided in the certificate of incorporation, or their duly authorized attorneys; except that directors may not be elected by action of shareholders without a meeting of shareholders other than by unanimous written consent, or pursuant to a plan of merger. If action is proposed to be taken by written consent of less than all of such persons, or their duly authorized attorneys, notice in writing of such proposed action shall be given to each person who would be entitled to vote thereon at a meeting held for that purpose. Such notice shall be given in the manner of giving notice of a meeting of shareholders not less than twenty days nor more than fifty days before the date any such consents are to become effective. No written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest date appearing on a consent delivered to the corporation in the manner required by law, written consents signed by shareholders sufficient in number to take corporate action are received by the corporation.

     Section 5. The board of directors may appoint one or more inspectors to act at a meeting of shareholders and make a written report of the inspectors’ determinations. However, if the corporation has any shares listed on a national securities exchange or regularly traded in a market maintained by one or more members of a national or affiliated securities association, one or more inspectors shall be appointed as provided herein.

ARTICLE V
DIRECTORS

     Section 1. The number of directors shall be determined from time to time by resolution of the Board of Directors, provided that the Board of Directors shall consist of at least one member. Directors need not be residents of the State of Connecticut nor shareholders of the corporation. The directors, other than the first board of directors, shall be elected at the annual meeting of the shareholders, and each director elected shall serve until the next succeeding annual meeting and until his or her successor shall have been elected and qualified. The first board of directors shall hold office until the first annual meeting of shareholders.

     Section 2. Unless otherwise provided by the certificate of incorporation, any vacancy occurring in the board of directors, including a vacancy resulting from an increase in the number of directors, may be filled: (1) by the shareholders; (2) by the board of directors; or (3) if the directors remaining in office constitute less than a quorum of the board, they may fill the vacancy by the affirmative vote of a majority of the directors remaining in office.

     If the vacant office was held by a director elected by a voting group of shareholders, only the holders of shares of that voting group are entitled to vote to fill the vacancy if it is filled by the shareholders.

     A vacancy that will occur at a specific later date, by reason of a resignation effective at a later date or otherwise, may be filled before the vacancy occurs but the new director may not take office until the vacancy occurs.

     Section 3. The business affairs of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by law or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the shareholders.

     Section 4. The directors may keep the books of the corporation, except such as are required by law to be kept within the state, outside of the State of Connecticut, at such place or places as they may from time to time determine.

     Section 5. The board of directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise.

ARTICLE VI
MEETINGS OF THE BOARD OF DIRECTORS

     Section l. Meetings of the board of directors, regular or special, may be held either within or without the State of Connecticut.

     Section 2. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or it may convene at such place and time as shall be fixed by the consent in writing of all the directors.

     Section 3. Regular meetings of the board of directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the board.

     Section 4. Special meetings of the board of directors may be called by the president on ten days’ notice to each director, either personally or by mail or otherwise as set forth in these bylaws; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors.

     Section 5. A director’s attendance at or participation in any meeting waives any required notice to him or her of such meeting unless the director at the beginning of the meeting, or promptly upon his or her arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

     Section 6. A majority of the directors shall constitute a quorum for the transaction of business unless a greater number is required by law or by the certificate of incorporation. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by law or by the certificate of incorporation. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 7. Except to the extent that the certificate of incorporation or these bylaws specifically require that action by the board of directors be taken only at a meeting, any action required or permitted to be taken by the board of directors may be taken without a meeting if each director signs a consent describing the action taken or to be taken and delivers it to the corporation.

ARTICLE VII
EXECUTIVE COMMITTEE

     Section l. Unless the certificate of incorporation, these bylaws or a provision of law provides otherwise, the board of directors, by resolution adopted by a majority of the number of directors fixed by the bylaws or otherwise, may designate one or more directors to constitute an executive committee, which committee, to the extent provided in the certificate of incorporation, these bylaws or such resolution, shall have and exercise all of the powers of the board of directors in the management of the corporation except as otherwise restricted by law. Vacancies in the membership of the committee shall be filled by the board of directors at a regular or special meeting of the board of directors. The executive committee shall keep regular minutes of its proceedings and report the same to the board when required.

ARTICLE VIII
NOTICES

     Section l. Whenever, under the provisions of law or of the certificate of incorporation or of these bylaws, notice is required to be given to any director or shareholder, it shall be construed to mean written notice unless oral notice is reasonable under the circumstances. Notice by electronic transmission is written notice. Notice may be communicated in person, by mail or other method of delivery, or by telephone, voice mail or other electronic means. If these forms of personal notice are impractical, notice may be communicated by a newspaper of general circulation in the area where published or by radio, television or other form of public broadcast. Written notice by the corporation to a shareholder, if in a comprehensible form, is effective (1) upon deposit in the United States mail, as evidenced by the postmark, if mailed postage prepaid and correctly addressed to the shareholder’s address shown in the corporation’s current record of shareholders, or (2) when electronically transmitted to the shareholder in a manner authorized by the shareholder.

     Except as provided above, written notice, if in a comprehensible form, is effective at the earliest of the following: (1) when received; (2) five days after its deposit in the United States mail, if mailed postage prepaid and correctly addressed; or (3) on the date shown on the return receipt, if sent by registered or certified mail or a commercial delivery service, return receipt requested, and the receipt is signed by or on behalf of the addressee.

     Section 2. Whenever any notice whatever is required to be given by law or by the certificate of incorporation or by these bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE IX
OFFICERS

     Section l. The officers of the corporation shall be chosen by the board of directors and shall be a president, a vice-president, a secretary and a treasurer. The board of directors may also choose additional vice-presidents, and one or more assistant secretaries and assistant treasurers.

     Section 2. The board of directors at its first meeting after each annual meeting of shareholders shall choose a president, one or more vice-presidents, a secretary and a treasurer, none of whom need be a member of the board.

     Section 3. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

     Section 4. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

     Section 5. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

THE PRESIDENT

     Section 6. The president shall be the chief executive officer of the corporation, shall preside at all meetings of the shareholders and the board of directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect.

     Section 7. The president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

THE VICE-PRESIDENTS

     Section 8. The vice-president, or if there shall be more than one, the vice-presidents in the order determined by the board of directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

THE SECRETARY AND ASSISTANT SECRETARIES

     Section 9. The secretary shall attend all meetings of the board of directors and all meetings of the shareholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He or she shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he or she shall be. He or she shall have custody of the corporate seal of the corporation and he or she, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his or her signature.

     Section 10. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

THE TREASURER AND ASSISTANT TREASURERS

     Section 11. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

     Section 12. The treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his or her transactions as treasurer and of the financial condition of the corporation.

     Section 13. If required by the board of directors, he or she shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his or her office and for the restoration to the corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the corporation.

     Section 14. The assistant treasurer, or, if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

ARTICLE X
CERTIFICATES FOR SHARES

     Section 1. The shares of the corporation may but need not be represented by certificates. If the shares are represented by certificates, they shall be signed by the president or a vice-president and the secretary or an assistant secretary or the treasurer or an assistant treasurer of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof. When the corporation is authorized to issue different classes of shares or different series within a class, there shall be set forth upon the face or back of the certificate, or the certificate shall have a statement that the corporation will furnish to any shareholder upon request and without charge, a summary statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued and the variations in the rights, preferences and limitations determined for each series so far as the same have been fixed and determined and the authority of the board of directors to fix and determine variations for future series.

     Section 2. The signatures of the officers of the corporation upon a certificate may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer at the date of its issue.

LOST CERTIFICATES

     Section 3. The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost or destroyed. When authorizing such issue of a new certificate, the board of directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

TRANSFERS OF SHARES

     Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate cancelled and the transaction recorded upon the books of the corporation.

FIXING RECORD DATE

     Section 5. The board of directors may fix in advance a record date for one or more voting groups in order to determine the shareholders entitled to notice of a shareholders’ meeting, to demand a special meeting, to vote, or to take any other action. The record date may not be more than seventy days before the meeting or action requiring a determination of shareholders. A determination of shareholders entitled to notice of or to vote at a shareholders’ meeting is effective for any adjournment of the meeting unless the board of directors fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty days after the date fixed for the original meeting.

     The board of directors may also fix in advance a record date of shareholders entitled to receive a distribution or for any other purposes authorized by law.

REGISTERED SHAREHOLDERS

     Section 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Connecticut.

LIST OF SHAREHOLDERS

     Section 7. After fixing the record date for a meeting, the corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of a shareholders’ meeting, which list (1) shall be arranged by voting group and within each voting group by class or series of shares, and shall show the address of and number of shares held by each shareholder; (2) shall be available for inspection by any shareholder, beginning two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held; and (3) shall be made available by the corporation at the meeting, any shareholder (or his agent or attorney) being entitled to inspect the list at any time during the meeting or any adjournment.

ARTICLE XI
GENERAL PROVISIONS
DIVIDENDS

     Section 1. Subject to the provisions of the certificate of incorporation relating thereto, if any, dividends may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to any provisions of the certificate of incorporation.

     Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

CHECKS

     Section 3. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

FISCAL YEAR

     Section 4. The fiscal year of the corporation shall be December 31.

SEAL

     Section 5. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Connecticut”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

ARTICLE XII
AMENDMENTS

     Section 1. These bylaws may be altered, amended or repealed by the shareholders, and by the directors unless (1) the certificate of incorporation or law reserves this power exclusively to the shareholders in whole or in part; or (2) the shareholders, in amending or repealing a particular bylaw, provide expressly that the board of directors may not amend, repeal or reinstate that bylaw. The shareholders may amend or repeal the bylaws even though the bylaws may also be amended or repealed by the board of directors.